Exhibit 4.42

Information in this exhibit identified by brackets and *** has been redacted because it is not material and is the type that the Company treats as private or confidential

Capital Reduction Agreement

CASI Pharmaceuticals (Wuxi) Co., Ltd.

Wuxi, China

December 14, 2023

This Capital Reduction Agreement of CASI Pharmaceuticals (Wuxi) Co., Ltd. (this “Agreement”) is entered into this 14th day of December 2023 (“Signing Date”) in Huishan District, Wuxi City, Jiangsu Province, China, by and among the following parties:

1.	CASI Pharmaceuticals (Wuxi) Co., Ltd., a limited liability company duly organized and validly existing under the laws of China, with a unified social credit code of [***], having its registered office at 1719-15 Huishan Avenue, Huishan Economic Development Zone, Wuxi, and with its legal representative [***] (“Company” or “CASI Wuxi”);
2.	Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership), a limited partnership duly organized and validly existing under the laws of China, formerly known as Wuxi Jintou Huicun Investment Enterprise (Limited Partnership), with a unified social credit code of [***], having its registered office at Suite 1906-3, North Block, 5 Zhihui Road, Huishan Economic Development Zone, Wuxi, and with its executive partner [***] (“HCYD”);
3.	CASI Pharmaceuticals, Inc., a Cayman Islands company limited by shares, having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, with its person-in-charge [***] (“CASI Cayman” or “Controlling Shareholder”); and
4.	CASI Pharmaceuticals (China) Co., Ltd., a limited liability company duly organized and validly existing under the laws of China (a wholly foreign-owned enterprise), with a unified social credit code of [***], having its registered office at Suites 01 and 02, 17 Office 1T01, 17/F, 81 Jianguo Road, Chaoyang District, Beijing, and with its legal representative [***] (“CASI Beijing”, and together with CASI Cayman, each a “Guarantor” and collectively the “Guarantors”), hereinafter collectively referred to as the “Parties” and individually as a “Party”. When referring to one another, they are referred to as a “Party” or the “other Parties”, as the context requires.

“China”, solely for the purposes of this Agreement, means the mainland of the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan region.

WHEREAS:

(1)	CASI Wuxi is a limited liability company duly organized and validly existing under the laws of China, founded on December 26, 2018. Its primary business activities include the research and development, manufacturing and wholesale of drugs designed to treat diseases related to blood cancers and solid tumors.
(2)	As at the Signing Date, the registered capital of the Company is [***] and its paid-in capital is [***], with an ownership structure as described in Article 1.1 hereof. HCYD committed to and has contributed [***] to the Company, holding a [***] % equity stake in the Company.
(3)	As the founding shareholders of the Company, CASI Cayman and HCYD entered into that certain Shareholder Agreement and Joint Venture Contract, dated as of November 16, 2018, in connection with the establishment of the Company and the Articles of

Association of CASI Pharmaceuticals (Wuxi) Co., Ltd. (“AoA”), dated as of December 6, 2018, which provide for HCYD’s option to sell and CASI Cayman’s right of first refusal. In accordance with the foregoing provisions, HCYD and CASI Cayman have unanimously agreed that HCYD will exit the Company through a reduction of capital.

NOW, THEREFORE, the Parties have reached, and intend to be bound by, the following agreement through friendly negotiation on the principles of fairness and mutual benefit, in connection with the reduction of capital initiated by HCYD against the Company, in accordance with the Company Law of the People’s Republic of China, the Foreign Investment Law of the People’s Republic of China, the Implementing Regulation for the Foreign Investment Law of the People’s Republic of China and other applicable laws and regulations of China.

Article ICapital Reduction
1.1	Ownership Structure of the Company
1.1.1	As at the Signing Date, the registered capital of the Company is [***] and its paid-in capital is [***], with its shareholders and ownership structure as follows:
No.	Name of Shareholder	Committed Contribution (in U.S. dollars)	Paid-In Contribution (in U.S. dollars)	% of Shareholding	Form of Contribution
1	CASI Pharmaceuticals, Inc.	[***]	[***]	[***]%	Cash in U.S. dollars
		[***]	[***]		Intellectual property
2	Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership)	[***]	[***]	[***]%	Cash in Chinese yuan
Total		[***]	[***]	[***]%	-
1.1.2	HCYD contributed an investment of USD [***] (or RMB [***]) to the Company in cash in Chinese yuan on March 25, 2019.
1.1.3	CASI Cayman contributed investments of USD [***] (or RMB [***]) and USD [***] (or RMB [***]) respectively to the Company on February 27, 2019 and July 30, 2021 in cash in U.S. dollars. On February 12, 2020, it made another contribution of USD [***] (or RMB [***]) to the Company in the form of intellectual property.
1.2	Capital Reduction
1.2.1	CASI Cayman and HCYD unanimously agree that the registered capital of the Company shall be reduced by USD [***] from USD [***] to USD [***], which shall be effected by HCYD withdrawing its committed and paid-in contribution of USD [***] from the Company (“Reduction”).
1.2.2	The closing of this Reduction shall occur on December 25, 2023 (“Closing

Date”). The Company and CASI Cayman shall, within [***] business days from the Closing Date, complete the change registration and filing procedures with the company registration authority and other relevant competent administrative authorities in connection with the Reduction, and submit to HCYD the change registration documents such as the registration notice approving the Reduction issued by the company registration authority.
1.2.3	The Parties agree that the Company shall pay HCYD the consideration for the Reduction in an aggregate amount of RMB [***] in cash in Chinese yuan (“Consideration”), which consists of (1) the investment principal of USD [***] (or RMB [***]) contributed by HCYD to the Company (“Principal”), and (2) the income earned on the Principal at a rate of [***]% p.a. over the investment period, totaling RMB [***] (“Income”).
1.2.4	The Parties agree that the Company shall pay the Consideration to HCYD as follows:
(1)	The Company shall, on and from the Closing Date, be liable to pay HCYD the Principal of RMB [***] in cash in Chinese yuan, and HCYD shall, on and from the Closing Date, hold a right of claim against the Company with respect to the Principal of RMB [***] . HCYD, the Company and related parties will enter into transaction documents regarding the convertible loan such as the Convertible Loan Agreement in respect of CASI Pharmaceuticals (Wuxi) Co., Ltd. (“Convertible Loan Agreement”). Under the Convertible Loan Agreement, HCYD intends to convert such Principal, on the Closing Date, into a convertible loan in an amount of RMB [***] as an investment made in the Company in the form of convertible loan, with such transaction subject to the Convertible Loan Agreement and other transaction documents regarding the convertible loan. If, for whatever reason, the Convertible Loan Agreement is terminated or rescinded, resulting in the convertible loan transaction canceled or terminated, the Company shall, within [***] business days of such termination or rescission, pay HCYD the Principal of RMB [***] in full, together with the interest accrued thereon at a rate of [***] % p.a. from December 25, 2023 to the date when the investor has recovered the full amount of such Principal.
(2)	The Company shall pay the Income of RMB [***] to HCYD in cash in Chinese yuan over four installments: RMB [***] due on or before the Closing Date, i.e., December 25, 2023; RMB[***] due before June 30, 2024; RMB [***] due before June 30, 2025; and RMB [***] due before June 30, 2026. In the event that the Company defaults on the above installments, a late payment fee at the rate of [***] percent ([***] %) of the portion of the Income that has been paid late shall be paid to HCYD for each day of delay; and if the Company defaults on any of the above installments, HCYD shall, in addition, have the right to require the Company to pay immediately all the amount of the Income that has not been paid.
1.2.5	Upon the completion of the Reduction, HCYD will neither hold any equity stake in the Company, nor have any rights and obligations as a shareholder of the Company.

1.3	Transfer of Rights

The Parties hereby agree that HCYD shall have the right to transfer or assign, in whole or in part, its rights hereunder against the Company to its designated affiliates at any time, in which case the Company and the Guarantors shall accept and assist HCYD in completing all necessary procedures in respect of such assignment as required by the laws of China.

Article IIGuarantee
2.1	The Guarantors, CASI Cayman and CASI Beijing (a wholly-owned subsidiary of CASI Cayman), undertake that they will, unconditionally, irrevocably, jointly and severally guarantee the payment by the Company, as the debtor, to HCYD, as the creditor, of the Income in a total amount of RMB [***] and any late payment fees under paragraph (2) of Article 1.2.4 hereof, and of the Principal in a total amount of RMB [***] under paragraph (1) of Article 1.2.4 hereof, plus interest thereon, subject to the Guarantee Contracts between HCYD and the Guarantors, CASI Cayman and CASI Beijing.
2.2	The Guarantors, CASI Cayman and CASI Beijing, undertake that they will provide unconditional, irrevocable, joint and several guarantees for all the indebtedness, obligations and liabilities with respect to the RMB [***] convertible loan provided to the Company, the debtor, by HCYD, the creditor, under the Convertible Loan Agreement in respect of CASI Pharmaceuticals (Wuxi) Co., Ltd. as referred to in paragraph (1) of Article 1.2.4 hereof, subject to the Guarantee Contracts between HCYD and the Guarantors, CASI Cayman and CASI Beijing.
2.3	The Guarantors jointly agree that even if this Agreement is, in whole or in part, not formed, inoperative, invalid, revoked, rescinded, terminated or objectively impossible to fulfill, they shall still, within the scope of guarantee agreed herein, provide unconditional, irrevocable, joint and several guarantees for the indebtedness arising from the return of property or the compensation for losses, until the date when such indebtedness has been fully satisfied; in addition, the Guarantors shall be jointly and severally liable for the indebtedness incurred by the Company in satisfying the main debts and in compensating for losses.
Article IIIRepresentations and Warranties

Each Party represents and warrants to the other Parties that:

3.1	It is a legal civil subject with full and independent legal status and capacity to execute, deliver and perform this Agreement. It has full legal qualifications to execute this Agreement and perform the obligations set forth thereunder;
3.2	It has obtained full, necessary internal authorizations to execute this Agreement, perform all obligations thereunder, and complete the transactions contemplated thereunder;
3.3	Its execution of this Agreement and performance of the obligations thereunder will neither violate any laws and regulations of China, nor conflict with any contracts or agreements by which it is bound; and
3.4	This Agreement, once signed by the Parties, shall constitute a legal, valid and legally binding obligation of each of them, and they will perform the obligations hereunder in a timely, full and substantive manner.

Article IVFees and Taxes
4.1	Unless otherwise agreed herein, each Party shall bear all their own negotiation and implementation costs and fees (including but not limited to audit, appraisal and legal fees) in connection with this Agreement and the Reduction.
4.2	Unless otherwise agreed herein and by the Parties, each Party shall bear their own taxes and fees with respect to the Reduction in accordance with relevant provisions of the laws and regulations of China.
4.3	The Company shall pay the fees and expenses in relation to the change registration and filing procedures with the company registration authority and other competent administrative authorities involved in this Reduction.
Article VLiability for Breach
5.1	Any failure of a Party hereto to fulfill its obligations hereunder, including making any representations or warranties that are untrue or breaching any representations or warranties, shall be deemed to be a breach of this Agreement, in which case the breaching Party shall be held liable for such breach and compensate the non-breaching Parties for all losses (including but not limited to litigation costs, attorney’s fees, preservation fees, preservation guarantee fees and insurance premiums, travel expenses, appraisal fees, auction fees and other related expenses) so incurred.
5.2	Other provisions hereof providing for the liability for a breach, if any, shall apply. Without prejudice to any other provisions of this Article, if any Party fails to fulfill any of its obligations hereunder, the other Parties shall have the right, in addition to any other rights and remedies available hereunder, to require specific performance by the breaching Party of such obligations.
Article VIApplicable Law and Dispute Resolution
6.1	Any dispute arising in connection with the execution or performance hereof, and the interpretation of the provisions hereof shall be governed by the laws of the People’s Republic of China (excluding, for the purpose of this Agreement, the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region).
6.2	The Parties agree that any dispute or controversy arising out of or in connection with the execution or performance of the Agreement shall be resolved through negotiation. If such negotiation fails, any Party shall have the right to file a lawsuit with the competent people’s court where HCYD is domiciled. All relevant costs (including but not limited to case acceptance, preservation and attorney’s fees) shall be borne by the unsuccessful Party or Parties, unless the court decides otherwise.
6.3	When any dispute occurs and during any litigation concerning any dispute, the Parties shall continue to exercise and perform their respective rights and obligations hereunder, except for those involved in the issues in dispute.
Article VIIMiscellaneous
7.1	Modification, Amendment and Supplement
7.1.1	Any modification or amendment hereto shall be decided by the Parties through separate negotiation, and shall come into effect only when they are made in written instrument signed by each of the Parties.
7.1.2	Any matters not provided for herein shall be determined in supplemental agreements entered into by the Parties through negotiation, which shall have the same force and effect as the Agreement.
7.2	Confidentiality

All the provisions hereof and any information relating to the business, affairs, finance, technology, personnel, management, investment and other aspects of the Company or other Parties acquired in connection with the signing, implementation and execution of the Agreement shall be considered confidential information (“Confidential Information”). The Parties shall keep confidential, not use for any purpose other than the Reduction, and not disclose to any third party, such Confidential Information. Notwithstanding the foregoing, a Party may disclose such information to its employees, directors, officers, consultants, agents or other related persons and/or entities for the purposes of this Agreement; provided that such Party shall take reasonable steps to ensure that any such person is aware of the confidentiality of such information and agrees to perform the foregoing confidentiality obligations under this Agreement. This clause shall survive the termination of the Agreement for any reason whatsoever, and the Parties shall at all times honor their obligations of confidentiality.

7.3	Force Majeure
7.3.1	Force majeure means any objective event which is unforeseeable, unavoidable and insurmountable by the Parties or a Party, including but not limited to natural disasters such as earthquakes, typhoons, floods and fires, strikes, epidemic diseases, pandemics, civil unrest, wars, and changes in existing laws, regulations and policies.
7.3.2	Where a force majeure event renders it impossible for a Party to perform any of its obligations hereunder, the time for performance of such obligations shall be extended by a period of time that takes into account the duration of the delay caused by such event and its effect. The Party claiming a force majeure event renders the performance of its obligations impossible shall take appropriate actions to minimize or eliminate the effects of such event, and shall endeavor to resume the performance of its obligations affected by the force majeure event within the shortest possible time. In case of a force majeure event, no Party shall be liable for any damages, increased costs or losses suffered by the other Parties as a result of the failure or delay in performance of its obligations due to such event. The Party affected by a force majeure event shall, within [***] business days of the occurrence of such event, notify the other Parties and provide valid supporting documents proving such occurrence and the time thereof. During the duration of the force majeure event, the Parties shall continue to perform the Agreement in all respects other than those that cannot be performed due to such event. If the force majeure event continues for more than [***] months, the Parties shall decide through negotiation whether to amend this Agreement to reflect the effect of such force majeure event on the performance hereof or to terminate the Agreement.
7.4	Severability

The invalidity of any provision hereof shall not affect the validity of any other provisions, unless such validity would result in material adverse consequences to the interests of the other Parties hereunder, in which case the Party whose interests are impaired may make adjustments pursuant to the relevant provisions hereof.

7.5	No Waiver

To the extent permitted by the laws of China, any failure or delay of any Party hereto in exercising a right or power, or any portion thereof, shall not be deemed to be a waiver of such right or power or such portion thereof; no partial exercise of a right or power by any Party shall preclude any further exercise by such Party of the portion thereof that has not been exercised; and no waiver by any Party of the exercise of a right or power, or any portion thereof, shall preclude further exercise by such Party of such right or power.

7.6	Notice
7.6.1	Any notice or written communication to be given by any Party to the other Parties hereunder, including but not limited to any and all written documents and notices required to be given hereunder, shall be given by hand, by registered or certified mail, by facsimile or by other means of communication. Such documents and notices shall be deemed to have been delivered and received: if by hand, on the date on which such documents or notices have been delivered to the addresses of the recipients; if by registered or certified mail, on the [***] day after the mailing of such documents or notices; or if by facsimile, on the date shown on the confirmation of transmission. The designated contact information of each Party is as follows:

If to Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership):

Contact:  [***]

Address: [***]

Phone:    [***]

Email:    [***]

If to CASI Pharmaceuticals (Wuxi) Co., Ltd.:

Contact:  [***]

Address: [***]

Phone:    [***]

Email:     [***]

If to CASI Pharmaceuticals, Inc.:

Contact: [***]

Address: [***]

Phone:    [***]

Email:    [***]

If to CASI Pharmaceuticals (China) Co., Ltd.:

Contact: [***]

Address: [***]

Phone:   [***]

Email:   [***]

7.6.2	If any of the contact information of any Party above changes, such Party shall notify the other Parties in writing of the changed contact information pursuant to the provisions of this clause within [***] days of such change. All notices, documents and applications under this clause shall thereafter be delivered to such changed contact information. If the other Parties have not been notified in writing in a timely manner, the notices, documents and applications they have delivered to the contact information set forth herein shall be deemed to have been delivered. The contact information set forth in this clause shall apply to the service of legal process with respect to any litigation or arbitration proceedings arising out of this Agreement or its amendments or supplemental agreements.
7.7	Effectiveness

This Agreement shall become effective upon the date on which the Parties have affixed their seals to and executed the Agreement.

7.8	Originals

This Agreement shall be made in five (5) originals, with HCYD holding two (2) thereof and each of the other Parties holding one (1) thereof, each of which shall have the same legal force and effect.

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IN WITNESS WHEREOF, this Agreement has been executed by the authorized representatives of the Parties as of the date first above written.

Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership) (seal)

Representative of the executive partner (signature): [***]

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IN WITNESS WHEREOF, this Agreement has been executed by the authorized representatives of the Parties as of the date first above written.

CASI Pharmaceuticals (Wuxi) Co., Ltd. (seal)

Legal representative (signature):__ [***]

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IN WITNESS WHEREOF, this Agreement has been executed by the authorized representatives of the Parties as of the date first above written.

CASI Pharmaceuticals, Inc. (signature): [***]

Person-in-charge (signature): [***]

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IN WITNESS WHEREOF, this Agreement has been executed by the authorized representatives of the Parties as of the date first above written.

CASI Pharmaceuticals (China) Co., Ltd. (seal)

Legal representative (signature): [***]